Exhibit 5.1

April 26, 2011

DayStar Technologies, Inc.

1010 South Milpitas Blvd.

Milpitas, California 95035

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 4,486,702 shares of Common Stock, $0.01 par value per share (the “Shares”), of DayStar Technologies, Inc., a Delaware corporation (the “Company”). The Shares include 1,114,650 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of outstanding warrants of the Company (the “Warrants”), 3,184,714 shares of Common Stock (the “AIR Shares”) issuable upon exercise of an additional investment right granted to Socius CG II, Ltd. (the “Selling Stockholder”) pursuant to a Securities Purchase Agreement, dated as of February 2, 2011, as amended to date (the “Purchase Agreement”), by and between DayStar Technologies, Inc. and Socius CG II, Ltd.(the “Investment Right”), and 187,338 shares of Common Stock issuable if the Company elects to pay its commitment fee in shares of Common Stock (the “Commitment Shares”). All of the Shares are being registered on behalf of the Selling Stockholder.

We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that:

1. The AIR Shares have been duly authorized and, when issued upon exercise of the Investment Right in accordance with its terms, will be validly issued, fully paid and non-assessable.

2. The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

3. The Commitment Shares have been duly authorized and, when issued in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP